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August 31, 1999                                                      Exhibit 5.1
                                                                     -----------


Kent Electronics Corporation
1111 Gillingham Lane
Sugar Land, Texas  77478

Ladies and Gentlemen:

We have acted as counsel to Kent Electronics Corporation, a Texas corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale to certain employees and directors of the Company of up to 1,500,000 shares of the Company's Common Stock, no par value (the "Common Stock"), which may be issued upon the exercise of certain options granted under the Company's Amended and Restated 1998 Stock Option Plan (the "1998 Plan") and the Company's 1999 Stock Option Plan (the "1999 Plan").

In rendering this opinion, we have examined certain corporate documents of the Company, including its amended and restated articles of incorporation, its amended and restated by-laws and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of expressing the opinion contained herein.
We have relied upon representations and certificates of officers of the Company and public officials with respect to certain facts material to this opinion. We have made no independent investigation regarding such representations and certificates.

Based upon the foregoing, we are of the opinion that, when the options granted under the 1998 Plan and the 1999 Plan have been duly exercised in accordance with their respective terms and the terms of the 1998 Plan or the 1999 Plan, as applicable, the Common Stock issued thereupon will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,


/s/ LOCKE LIDDELL & SAPP LLP